UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): December 4, 2012


                               CEL-SCI CORPORATION
                    --------------------------------------
             (Exact name of Registrant as specified in its charter)



     Colorado                        01-11889                  84-0916344
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(State or other jurisdiction   (Commission File No.)       (IRS Employer
of incorporation)                                          Identification No.)


                         8229 Boone Boulevard, Suite 802
                             Vienna, Virginia 22182
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          (Address of principal executive offices, including Zip Code)



             Registrant's telephone number, including area code: (703) 506-9460
                                                                 --------------


                                       N/A
                        ------------------------------
          (Former name or former address if changed since last report)




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Item 1.01   Entry Into a Material Definitive Agreement

      On December 4, 2012 CEL-SCI Corporation sold 35,000,000 shares of its common stock for $10,500,000 or $0.30 per share, in a registered direct offering. The investors in this offering also received Series R warrants which entitle the investors to purchase up to 26,250,000 shares of CEL-SCI's common stock. The Series R warrants may be exercised at any time on or after June 7, 2013 and on or before December 7, 2016 at a price of $0.40 per share.

      CEL-SCI has agreed to pay Chardan Capital Markets, LLC, the placement agent for this offering, a cash commission of $682,500.

      CEL-SCI has filed with the Securities and Exchange Commission a prospectus supplement to its shelf Registration Statement on Form S-3 registering the shares of common stock and warrants sold in this offering.

      The transaction is expected to close on or before December 7, 2012. CEL-SCI will receive net proceeds of approximately $9,800,000 from the sale of the securities described above, after deductions for the placement agent's commissions and offering expenses.

Item 9.01   Financial Statements and Exhibits

      Exhibit Number          Description

         5                    Opinion of Counsel

         10(ii) Form of Securities Purchase Agreement and form of Series R warrant, which is an exhibit to the Securities Purchase Agreement.

         10(jj)               Placement Agent Agreement

         23                   Consent of Attorneys






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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 4, 2012             CEL-SCI CORPORATION



                                By:  /s/ Geert R. Kersten
                                     -----------------------------------------
                                     Geert R. Kersten, Chief Executive Officer